GREENLIGHT CAPITAL RE, LTD.
ANNOUNCES NEW CHIEF EXECUTIVE OFFICER

Simon Burton to Depart; Greg Richardson to be Appointed Chief Executive Officer, Effective January 1, 2024

GRAND CAYMAN, Cayman Islands – November 7, 2023 - Greenlight Capital Re, Ltd. (Nasdaq: GLRE) (the “Company” or “Greenlight Re”), a multiline property and casualty insurer and reinsurer, today announced that Simon Burton, the Company’s Chief Executive Officer, has informed the Board of Directors of his intention to depart from the Company and step down as a director, effective as of December 31, 2023. In connection with Mr. Burton’s impending departure, Greenlight Re announced that Greg Richardson will be appointed as the Company’s new Chief Executive Officer and a member of the Board of Directors, effective as of January 1, 2024. Mr. Burton will serve as an advisor and provide transitional services through April 2024.
Mr. Richardson previously served as Chief Risk and Strategy Officer at TransRe from 2014 to 2023. Prior to that, he held strategic planning and underwriting roles and served as Chief Underwriting Officer at Harbor Point Re (which merged with Max Re Capital to form Alterra Re) from 2006 to 2013. Mr. Richardson graduated with a Bachelor of Science Honors degree in Mathematics from Purdue University, was a Marshall Scholar at Oxford University, and obtained his Master of Business Administration degree in Finance from the University of Chicago.
“Greg’s deep expertise in the industry and experience in a number of underwriting and strategic positions, makes him uniquely suited for the Chief Executive Officer role at Greenlight Re. I am confident the team will capitalize on our significant growth opportunities with Greg at the helm,” said David Einhorn, Chairman of the Board of Directors at Greenlight Re. “Greg is an exceptional leader, and the Board and I believe he is the right person to guide Greenlight Re through our next chapter.”
“On behalf of the Board, I want to thank Simon for his leadership and dedication throughout his tenure at the Company. We are grateful for all he has done for Greenlight Re and wish him well in all of his future endeavors,” Mr. Einhorn further stated. “We look forward to building on everything we have accomplished during Simon’s tenure as the opportunities that lie ahead appear more promising than ever given the favorable reinsurance environment.”
About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.com) provides multiline property and casualty insurance and reinsurance through its licensed and regulated reinsurance entities in the Cayman Islands and Ireland, and its Lloyd’s platform, Greenlight Innovation Syndicate 3456. The Company complements its underwriting activities with a non-traditional investment approach designed to achieve higher rates of return over the long term than reinsurance companies that exclusively employ more traditional investment strategies. In 2018, the Company launched its Greenlight Re Innovations unit, which supports technology innovators in the (re)insurance space by providing investment capital, risk capacity, and access to a broad insurance network.

Forward Looking Statements
This news release contains forward-looking statements concerning Greenlight Capital Re, Ltd. and/or its subsidiaries (the “Company”) within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on the Company’s behalf. These risks and uncertainties include the fluctuation of our results of operations from period to period; the impact of general economic, capital and credit market conditions, including banking sector instability, financial market illiquidity and fluctuations in interest rates, equity securities' prices and/or foreign currency exchange rates; a downgrade or withdrawal of our A.M. Best ratings; any suspension or revocation of any of our licenses; the performance of Solasglas Investments, LP; the carry values of our investments made under our Greenlight Re Innovations pillar; our level of debt and its adverse impact on our liquidity; impact of United States federal income taxes and legal uncertainties and other factors described in our Forms 10-K and 10-Q filed with the Securities Exchange Commission on March 8, 2023, and August 2, 2023, respectively. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as provided by law.
For further information contact:
Investor Relations:
Karin Daly
Vice President, The Equity Group Inc.
(212) 836-9623
IR@greenlightre.ky